 The contract No.:4100520082007021271

Reminbi Fund of China Development Bank

Loan Contract of the Year 2007

The loan type: Fundamental Construction
The project name: The Expressway Project from Pingdingshan to Linru of Henan Province
The borrower: The Pingdingshan Pinglin Toll Road Company Ltd.
The loaner: China Development Bank

The Borrower: The Pingdingshan Pinglin Toll Road Company Ltd.
Address: The Real Estate Mansion of Industrial and Commercial Bank of China, North Section of Zhongxing Road
The legal representative: Li Xipeng
Post No.: 467000
The transactor: Zhang Chunxian
Telephone No.: 86-375-2985168
Fax No: 86-375-2935558

The loaner: China Development Bank
Address: No. 29, Fuchengmenwai Str. Xicheng District, Beijing City
The legal representative: Chen Yuan
Post No.: 100037
The Handling Branch: The Henan Branch of China Development Bank
Address of the Branch: 16-18 floors of the Henan Newspaper Mansion, No. 28, East Section of the Agriculture Road, Zhengzhou City
The Superintendent of the Branch: Liu Yong
Post No.: 450008
The transactor: Wang Pengfei
Telephone No.: 86-371-65795883
Fax No.: 86-371-65798520

According to the agreement of the general loan contract with No. of 4100520082004020187 signed by the borrower and loaner on November 29, 2004, the both parties make a consensus on the relevant loan affairs of the year 2007 under the general loan contract items, and make this contract.

Article I Amount of the loan

The amount of the loan under the contract is RMB 1,000,000,000Yuan (Capitalized: One Billion Yuan)

Article II Interest rate of the loan

According to the agreement of the contract, the first implementing interest rate of this contract is: annual interest rate 6.84%.

The adjustment of the interest rate of this contract will be implemented according to the agreement of the general loan contract.

Article III Drawing money

The borrower should draw the loan capital under this contract items according to the following plans:

RMB One Billion Yuan on September 28, 2007.

Article IV Loan repayment

The borrower should repay the loan capital to the loaner according to the following plans:

RMB 40 million Yuan on May 20, 2017; RMB 60 million Yuan on November 20, 2017;

RMB 90 million Yuan on May 20, 2018; RMB 90 million Yuan on November 20, 2018;

RMB 90 million Yuan on May 20, 2019; RMB 90 million Yuan on November 20, 2019;

RMB 90 million Yuan on May 20, 2020; RMB 90 million Yuan on November 20, 2020;

RMB 90 million Yuan on May 20, 2021; RMB 90 million Yuan on November 20, 2021;

RMB 90 million Yuan on May 20, 2022; RMB 90 million Yuan on November 28, 2022;

Article V Other affairs

(I) This contract is the supplementary agreement to the general loan contract; the other affairs should be implemented according to the agreement of the general loan contract except the agreement content of this contract.

II) This contract has the original copy in duplicate, the borrower, the loaner holds one separately; and duplicate copy in quintuplicate, the borrower holds two copies, the loaner holds three copies.

Article VI The coming into effect of the contract

The contract is taken effect from the day being signed and stamped by the borrower and the loaner.

The borrower: The Pingdingshan Pinglin Toll Road Company Ltd. (common seal)
The legal representative: /s/ Li Xipeng
(Or the authorized agent)

Date: Sep. 28, 2007

The bank of deposit and its account number:

The loaner: Special seal for contract of China Development Bank
The legal representative: /s/ Sun Changlin
(Or the authorized agent)

Date: Sep. 28, 2007

The contract signing place: Zhengzhou City, Henan Province